EXHIBIT 1
                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing of the Schedule 13D, dated March 20, 1998, each and every amendment thereto and, if appropriate, the joint filing of a Schedule 13G and amendments thereto in lieu thereof.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated:  March 20, 1998

                                             CARLTON COMMUNICATIONS PLC


                                             By: /s/ David Abdoo
                                                --------------------------------
                                                Name:  David Abdoo
                                                Title: Secretary


                                             CARLTON COMMUNICATIONS BV


                                             By: /s/ Han van Eijden
                                                --------------------------------
                                                Name:  Han van Eijden
                                                Title: Managing Director